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                                                                    EXHIBIT 10.2

                        INCENTIVE STOCK OPTION AGREEMENT


         This AGREEMENT is entered into and effective as of the _______ day of ______________, ______, by and between HEALTH FITNESS CORPORATION (the "Company") and __________________ (the "Optionee").

                                    RECITALS

         A. The Optionee is an employee of the Company or a subsidiary of the Company.

         B. The Company has adopted the 2005 Stock Option Plan (the "Plan"), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant incentive stock options to eligible employees of the Company, which options will qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder.

         C. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.

                                   AGREEMENTS

         Accordingly, the parties hereto agree as follows:

                           ARTICLE I. GRANT OF OPTION

         The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase up to ______________________ (_________)
shares (subject to adjustment as provided in Article IX hereof), (the "Option Shares") of the Company's common stock, $.01 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is intended to be an "incentive stock option," as that term is used in Section 422 of the Code and the regulations issued thereunder, to the extent permitted by Section 422(d) of the Code.

                        ARTICLE II. OPTION EXERCISE PRICE

         The per share price to be paid by the Optionee in the event of an exercise of the Option shall be $____________, which has been determined to be not less than the fair market value of the Company's Common Stock at the date of grant of this Option.

               ARTICLE III. DURATION OF OPTION AND EXERCISABILITY

         A. Initial Period of Exercisability. The Option shall be fully exercisable in _________ (___) installments. The following table sets forth the initial dates of exercisability of each of each


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installment and the number of Option Shares as to which this Option shall become exercisable on such dates, provided that Optionee has continually served as an employee of the Company. In no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Central time) on __________________, ________ (the "Expiration
Date").

                  Initial Date of          Number of Option Shares
                  Exercisability           Available for Exercise


         B. Termination of Employment Due to Death, Disability or Retirement. In the event the Optionee's employment is terminated with the Company and all of its Subsidiaries (within the meaning of Section 424(f) of the Code) by reason of death, an event that constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code ("Disability"), or retirement pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee ("Retirement"), then this Option shall immediately become exercisable with respect to one hundred percent (100%) of the Option Shares. Any unexercised portion of this Option may be exercised, in whole or in part, by the Optionee (or by the Optionee's heirs or legal representative(s) in the event of death or Disability) before the earlier of (a) the expiration of three months, in the case of Retirement, and one year, in the case of death or Disability, after such date of termination, and (b) the Expiration Date. If the unexercised portion of this Option is not exercised within the time specified in this Section III.B., all rights of the Optionee hereunder shall terminate, and the Option shall thereafter be void.

         C. Termination of Employment for Reasons Other Than Death, Disability or Retirement. Except as provided in Section III.D. below, in the event the Optionee's employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by the Optionee before the earlier of (a) the expiration of three months after the date of termination of employment, and (b) the Expiration Date. If the unexercised portion of this Option is not exercised within the time specified in this Section III.C., all rights of the Optionee hereunder shall terminate, and the Option shall thereafter be void.

         D.       Change in Control.

                  (i) For purposes of this Section III.D., the term "Change in Control" shall have the meaning set forth in Section 11 of the Plan.

                  (ii) If any events constituting a Change in Control of the Company shall occur, the Optionee shall be entitled to receive option rights covering shares of the surviving or acquiring entity in the same proportion, at an equivalent price, and subject to the same conditions as this Option; provided, however, that the Committee may, at its sole discretion, provide for the acceleration of the right to exercise this Option prior to the anticipated effective date of the Change of Control or take any other action as it may deem appropriate to further the purposes of the Plan or protect the interests of the Optionee; provided, however, that if, with respect to the Optionee, acceleration of the vesting of this Option as provided herein (which acceleration could be deemed a payment within the meaning of Section 280G(b)(2) of the Code) together with any other payments which the Optionee has


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         the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
         Section 4999 of the Code.

                      ARTICLE IV. MANNER OF OPTION EXERCISE

         A. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office (Attention: Secretary), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section III.B. above, by the Optionee's heirs or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee (or the Optionee's heirs or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee (or the Optionee's heirs or legal representative(s)) one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

         B. Payment. At the time of exercise of this Option, the Optionee may determine whether to pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company) or by transfer from the Optionee to the Company of previously acquired shares of Common Stock of the Company with a then current aggregate Fair Market Value equal to such total purchase price, or by a combination of cash and such previously acquired shares of Common Stock. The Committee may reject the Optionee's election to pay all or part of the purchase price under this Option with previously acquired shares of Common Stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Agreement, (a) "previously acquired shares" shall include shares of Common Stock of the Company that are already owned by the Optionee at the time of exercise, and (b) "Fair Market Value" will be determined as set forth in the Plan.

         C. Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Committee has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or the Optionee's heirs(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval


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or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.

                          ARTICLE V. NONTRANSFERABILITY

         This Option shall not be transferable by the Optionee, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law or otherwise, except as provided in Section 8.2 of the Plan. Any attempt to transfer or encumber this Option other than in accordance with
Section 8.2 of the Plan shall void this Option.

                       ARTICLE VI. LIMITATION OF LIABILITY

         Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any of its Subsidiaries to terminate the status of the Optionee as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any of its Subsidiaries will employ the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

                        ARTICLE VII. DISPOSITION OF STOCK

         Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of this Option before the expiration of two years after the date hereof or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of this Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of the Optionee to make such a disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing the Option Shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date hereof or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of this Option.

                         ARTICLE VIII. WITHHOLDING TAXES

         A. General Obligation. The Company is entitled to (a) withhold and deduct from future payments to the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee's exercise of this Option, including, without limitation, a disposition of shares of Common Stock described in Article VII above, that causes this Option to cease to qualify as an


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"incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on any such disposition of shares of Common Stock. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

         B. Use of Shares. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of this Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value (determined as set forth in the Plan) on the date such tax is determined under the Code (the "Tax Date") equal to the amount necessary to satisfy the minimum required tax withholding amount based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee's election to have the company withhold shares of Common Stock or to deliver already-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent or disapproval of the Committee and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable. To the extent that shares of Common Stock may be issued prior to the Tax Date to the Optionee making such an election, the Optionee hereby agrees to surrender that number of shares on the Tax Date having an aggregate Fair Market Value (determined as set forth in the Plan) equal to the withholding tax due.

                         ARTICLE IX. CAPITAL ADJUSTMENTS

         If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment as to the number and kind of securities subject to this Option. Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security subject to the Option. Without the consent of the Optionee, however, no such change shall be made in the terms of the Option if such change would disqualify the Option from treatment as an "incentive stock option" within the meaning of Code Section 422, or any successor provision, or would be considered a modification, extension or renewal of an option under Code Section 424(h), or any successor provision.


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                            ARTICLE X. BINDING EFFECT

         This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                           ARTICLE XI. SUBJECT TO PLAN

         The Option represented by this Agreement has been granted under, and is subject to the terms of, the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

                           ARTICLE XII. MISCELLANEOUS

         A. Lockup Period Limitation. The Optionee agrees that in the event the Company advises the Optionee that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying common stock, the Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, the Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of common stock without the prior written consent of the underwriter(s) or its representative(s).

         B. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to the Optionee pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.

         C. Accounting Compliance. The Optionee agrees that, in the event a Change of Control occurs and the Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such Change of Control, the Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, the term "Change of Control" shall have the meaning set forth in Section 11 of the Plan.


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         D.       Stock Legend. The certificates for any shares of common stock purchased by the Optionee (or, in the case of death, the Optionee's heirs or legal representative(s)) shall bear an appropriate legend to reflect the restrictions of this Article XII and Section IV.C.

         E. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney's fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

                           ARTICLE XIII. GOVERNING LAW

         This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

                       ARTICLE XIV. EXECUTION OF AGREEMENT

         This offer by the Company to Employee of an Option to purchase capital stock of the Company shall be void if not agreed to by the Employee on or before _________________, _____.

         The parties hereto have executed this Agreement effective the day and year first above written.

                                HEALTH FITNESS CORPORATION

                                By
                                  ---------------------------------------------
                                  Its:
                                      -----------------------------------------



By execution hereof, the        OPTIONEE
Optionee acknowledges having
received a copy of the Plan.
                                ----------------------------------------------


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